Item 2. Name of each series or class of funds for which this notice is filed:

Active Country Allocation Portfolio - Class A
Active Country Allocation Portfolio - Class B

Aggressive Equity Portfolio - Class A
Aggressive Equity Portfolio - Class B

Asian Equity Portfolio - Class A
Asian Equity Portfolio - Class B

Balanced Portfolio - Class A
Balanced Portfolio - Class B

Emerging Growth Portfolio - Class A
Emerging Growth Portfolio - Class B

Emerging Markets Portfolio - Class A
Emerging Markets Portfolio - Class B

Emerging Markets Debt Portfolio - Class A
Emerging Markets Debt Portfolio - Class B

Equity Growth Portfolio - Class A
Equity Growth Portfolio - Class B

European Equity Portfolio - Class A
European Equity Portfolio - Class B

Fixed Income Portfolio - Class A
Fixed Income Portfolio - Class B

Global Equity Portfolio - Class A
Global Equity Portfolio - Class B

Global Fixed Income Portfolio - Class A
Global Fixed Income Portfolio - Class B

Gold Portfolio - Class A
Gold Portfolio - Class B

High Yield Portfolio - Class A
High Yield Portfolio - Class B

International Equity Portfolio - Class A
International Equity Portfolio - Class B

International Magnum Portfolio - Class A
International Magnum Portfolio - Class B

International Small Cap Portfolio - Class A

Japanese Equity Portfolio - Class A
Japanese Equity Portfolio - Class B

Item 2. Name of each series or class of funds for which this notice is filed:

Latin American Portfolio - Class A
Latin American Portfolio - Class B

Money Market Portfolio - Class A

Municipal Bond Portfolio - Class A
Municipal Bond Portfolio - Class B

Municipal Money Market Portfolio - Class A

Small Cap Value Equity Portfolio - Class A
Small Cap Value Equity Portfolio - Class B

Technology Portfolio - Class A
Technology Portfolio - Class B

U.S. Real Estate Portfolio - Class A
U.S. Real Estate Portfolio - Class B

Value Equity Portfolio - Class A
Value Equity Portfolio - Class B